Exhibit 99.1
Press Release

Information for Investors:	Information for Media:

Kirk Larsen	Michelle Kersch
Black Knight	Black Knight
904.527.4470	904.854.5043
investor@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports First Quarter 2019 Financial Results

•	Revenues of $283.1 million, an increase of 5%, and Adjusted Revenues of $283.2 million, an increase of 4%

•	Net earnings of $39.3 million, or $0.27 per diluted share

•	Adjusted Net Earnings of $65.9 million, or $0.44 per diluted share, an increase of 2%

•	Adjusted EBITDA of $137.1 million, an increase of 6%, and Adjusted EBITDA Margin of 48.4%, an increase of 50 basis points

JACKSONVILLE, Fla. - May 1, 2019 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the first quarter of 2019.

Revenues for the first quarter of 2019 increased 5% to $283.1 million compared to $270.3 million in the prior year quarter. Net earnings for the first quarter of 2019 were $39.3 million, or $0.27 per diluted share, compared to $42.7 million, or $0.29 per diluted share, in the prior year quarter.

Adjusted Revenues for the first quarter of 2019 increased 4% to $283.2 million compared to $271.2 million in the prior year quarter. Adjusted Net Earnings for the first quarter of 2019 increased 3% to $65.9 million compared to $64.1 million in the prior year quarter. Adjusted EPS for the first quarter of 2019 increased 2% to $0.44 per diluted share compared to $0.43 per diluted share in the prior year quarter.

Adjusted EBITDA for the first quarter of 2019 increased 6% to $137.1 million compared to $129.9 million in the prior year quarter. Adjusted EBITDA Margin was 48.4%, an increase of 50 basis points compared to the prior year quarter.

Black Knight Executive Chairman Bill Foley said, "We had a solid start to 2019 with Adjusted Revenues growth of 4% and Adjusted EBITDA growth of 6%, which drove margin expansion of 50 basis points to 48.4%. We are excited about Black Knight’s momentum across the enterprise. The underlying fundamentals of our business remain strong, and we are on course to achieve the financial targets we have set for 2019."

Black Knight Chief Executive Officer Anthony Jabbour added, "Our first quarter results reflect the consistent execution of our strategy to drive organic growth through expanding relationships with existing clients, adding new clients and the delivery of innovative solutions. Black Knight continues to enhance its leading end-to-end software and data and analytics offering with a focus on helping our clients grow revenue, increase efficiency and remain compliant."

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules. Black Knight has not provided a reconciliation of forward-looking Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise, as not all of the information necessary for a quantitative reconciliation is available to Black Knight without unreasonable effort.

Segment Information

Software Solutions

Adjusted Revenues for the first quarter of 2019 increased 4% to $243.5 million compared to $233.6 million in the prior year quarter driven by growth of 4% in our servicing software solutions and 7% in our origination software solutions. Adjusted EBITDA increased 3% to $140.7 million compared to $136.8 million, with an Adjusted EBITDA Margin of 57.8% compared to 58.6% in the prior year quarter.

Data and Analytics

Adjusted Revenues for the first quarter of 2019 increased 6% to $39.7 million compared to $37.6 million in the prior year quarter. Adjusted EBITDA increased 15% to $9.9 million compared to $8.6 million, with an Adjusted EBITDA Margin of 24.9%, an increase of 200 basis points compared to prior year quarter.

Balance Sheet

As of March 31, 2019, we had cash and cash equivalents of $12.0 million and debt of $1,668.4 million. As of March 31, 2019, we had available capacity of $323.5 million on our revolving credit facility.

Business Outlook

The following forward-looking statements reflect Black Knight’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Black Knight does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.
Black Knight’s full year 2019 outlook is as follows:

•	Revenues are expected to be in the range of $1,177 million to $1,199 million.

•	Adjusted Revenues are expected to be in the range of $1,178 million to $1,200 million.

•	Adjusted EPS is expected to be in the range of $1.90 to $2.00.

•	Adjusted EBITDA is expected to be in the range of $581 million to $598 million.

Earnings Conference Call and Audio Webcast

Black Knight will host a conference call to discuss the first quarter 2019 financial results on May 1, 2019, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available from 11:30 a.m. ET on May 1, 2019 through May 8, 2019, and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The replay passcode will be 13689264.

The call will also be webcast live from Black Knight's investor relations website at http://investor.blackknightinc.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Black Knight
Black Knight (NYSE: BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership lifecycle.
As a leading fintech, Black Knight is committed to being a premier business partner that clients rely on to achieve their strategic goals, realize greater success and better serve their customers by delivering best-in-class software, services and insights with a relentless commitment to excellence, innovation, integrity and leadership. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Earnings and Adjusted EPS. These are important financial measures for us, but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company. These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, net earnings, net earnings per share or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.
Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's ("SEC") Regulation G and Item 10(e) of Regulation S-K.
Adjusted Revenues - We define Adjusted Revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other.
Adjusted EBITDA - We define Adjusted EBITDA as Net earnings, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

•	Depreciation and amortization;

•	Impairment charges;

•	Interest expense, net;

•	Income tax expense;

•	Equity in earnings (losses) of unconsolidated affiliates;

•	Other expense, net;

•	deferred revenue purchase accounting adjustment;

•	equity-based compensation, including related payroll taxes;

•	costs associated with debt and/or equity offerings, including the spin-off of Black Knight from Fidelity National Financial, Inc. ("FNF") (the "Distribution");

•	spin-off related transition costs; and

•	acquisition-related costs, including ongoing costs pursuant to a purchase agreement.
These adjustments are reflected in Corporate and Other.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues.
Adjusted Net Earnings - We define Adjusted Net Earnings as Net earnings with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

•	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;

•	deferred revenue purchase accounting adjustment;

•	equity-based compensation, including related payroll taxes;

•	costs associated with debt and/or equity offerings, including the Distribution;

•	spin-off related transition costs;

•	acquisition-related costs, including ongoing costs pursuant to a purchase agreement;

•	significant legal and regulatory matters;

•	equity in earnings (losses) of unconsolidated affiliates; and

•	adjustment for income tax expense related to the tax effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted Net Earnings by the diluted weighted average shares of common stock outstanding.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

•	security breaches against our information systems;

•	our ability to maintain and grow our relationships with our customers;

•	changes to the laws, rules and regulations that affect our and our customers’ businesses;

•	our ability to adapt our services to changes in technology or the marketplace;

•	the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;

•	changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry;

•	risks associated with the availability of data;

•	the effects of our existing leverage on our ability to make acquisitions and invest in our business;

•	our ability to successfully integrate strategic acquisitions;

•	risks associated with our investment in Star Parent, L.P., the indirect parent of The Dun and Bradstreet Corporation;

•	risks associated with our spin-off from FNF, including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and

•
other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the SEC.

SCHEDULE I
BLACK KNIGHT, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$12.0	$20.3
Trade receivables, net	172.8	172.3
Prepaid expenses and other current assets	73.2	67.3
Receivables from related parties	4.0	6.2
Total current assets	262.0	266.1
Property and equipment, net	172.1	177.1
Computer software, net	401.1	405.6
Other intangible assets, net	173.5	188.0
Goodwill	2,329.7	2,329.7
Investments in unconsolidated affiliates	378.7	3.8
Deferred contract costs, net	159.1	161.3
Other non-current assets	140.2	121.8
Total assets	$4,016.4	$3,653.4
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$72.1	$67.8
Accrued compensation and benefits	36.1	65.8
Current portion of long-term debt	52.6	52.5
Deferred revenues	51.0	52.9
Total current liabilities	211.8	239.0
Deferred revenues	107.7	106.8
Deferred income taxes, net	221.5	220.9
Long-term debt, net of current portion	1,615.8	1,284.2
Other non-current liabilities	38.3	16.0
Total liabilities	2,195.1	1,866.9
Equity:
Additional paid-in capital	1,554.6	1,585.8
Retained earnings	419.4	381.1
Accumulated other comprehensive (loss) earnings	(5.6)	0.3
Treasury stock, at cost	(147.1)	(180.7)
Total equity	1,821.3	1,786.5
Total liabilities and equity	$4,016.4	$3,653.4

SCHEDULE II
BLACK KNIGHT, INC.
Condensed Consolidated Statements of Earnings
(Unaudited)
(In millions, except per share data)

	Three months ended March 31,
	2019	2018
Revenues	$283.1	$270.3
Expenses:
Operating expenses	160.0	149.4
Depreciation and amortization	56.9	51.4
Transition and integration costs	0.9	1.3
Total expenses	217.8	202.1
Operating income	65.3	68.2
Other income and expense:
Interest expense, net	(15.0)	(12.8)
Other expense, net	(0.3)	(0.2)
Total other expense, net	(15.3)	(13.0)
Earnings before income taxes	50.0	55.2
Income tax expense	10.7	12.5
Net earnings	$39.3	$42.7

Net earnings per share:
Basic	$0.27	$0.29
Diluted(1)	$0.27	$0.29
Weighted average shares of common stock outstanding:
Basic	147.5	148.8
Diluted(1)	148.2	149.2
______________

(1)
For the periods presented, potentially dilutive securities include unvested restricted stock awards. The denominator includes the dilutive effect of approximately 0.7 million and 0.4 million shares of unvested restricted shares of common stock for the three months ended March 31, 2019 and 2018, respectively.

SCHEDULE III
BLACK KNIGHT, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$39.3	$42.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	56.9	51.4
Amortization of debt issuance costs and original issue discount	0.7	0.9
Deferred income taxes, net	3.0	5.0
Equity-based compensation	13.3	7.7
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade and other receivables, including receivables from related parties	3.1	32.7
Prepaid expenses and other assets	0.1	(6.4)
Deferred contract costs	(8.0)	(11.8)
Deferred revenues	(1.0)	1.1
Trade accounts payable and other liabilities	(43.3)	(24.4)
Net cash provided by operating activities	64.1	98.9
Cash flows from investing activities:
Additions to property and equipment	(3.8)	(10.1)
Additions to computer software	(18.9)	(14.6)
Investment in unconsolidated affiliate	(375.0)	—
Net cash used in investing activities	(397.7)	(24.7)
Cash flows from financing activities:
Revolver borrowings	542.4	187.0
Revolver payments	(198.4)	(105.5)
Term loan payments	(7.8)	(13.9)
Purchases of treasury stock	—	(141.5)
Tax withholding payments for restricted share vesting	(10.9)	(6.6)
Net cash provided by (used in) financing activities	325.3	(80.5)
Net decrease in cash and cash equivalents	(8.3)	(6.3)
Cash and cash equivalents, beginning of period	20.3	16.2
Cash and cash equivalents, end of period	$12.0	$9.9
Supplemental cash flow information:
Interest paid, net	$(13.6)	$(11.9)
Income taxes refunded (paid), net	$1.0	$(0.5)

SCHEDULE IV
BLACK KNIGHT, INC.
Segment Information
(Unaudited)
(In millions)

	Three months ended March 31, 2019
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$243.5	$39.7	$(0.1)	(1)	$283.1
Expenses:
Operating expenses	102.8	29.8	27.4	(2)	160.0
Transition and integration costs	—	—	0.9	(3)	0.9
EBITDA	140.7	9.9	(28.4)		122.2
Depreciation and amortization	29.9	3.8	23.2	(4)	56.9
Operating income (loss)	110.8	6.1	(51.6)		65.3
Interest expense, net					(15.0)
Other expense, net					(0.3)
Earnings before income taxes					50.0
Income tax expense					10.7
Net earnings					$39.3
________________________
(1) Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.
(2) Operating expenses for Corporate and Other includes $13.9 million of equity-based compensation, including related payroll taxes.
(3) Transition and integration costs primarily consists of acquisition-related costs, including ongoing costs pursuant to a purchase agreement.
(4) Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

	Three months ended March 31, 2018
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$233.6	$37.6	$(0.9)	(1)	$270.3
Expenses:
Operating expenses	96.8	29.0	23.6	(2)	149.4
Transition and integration costs	—	—	1.3	(3)	1.3
EBITDA	136.8	8.6	(25.8)		119.6
Depreciation and amortization	26.7	3.2	21.5	(4)	51.4
Operating income (loss)	110.1	5.4	(47.3)		68.2
Interest expense, net					(12.8)
Other expense, net					(0.2)
Earnings before income taxes					55.2
Income tax expense					12.5
Net earnings					$42.7
________________________
(1) Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.
(2) Operating expenses for Corporate and Other includes $8.1 million of equity-based compensation, including related payroll taxes.
(3) Transition and integration costs primarily primarily represent transition-related costs as we transfered certain corporate functions from FNF and legal and professional fees related to certain affiliates of Thomas H. Lee Partners, L.P.'s secondary offerings.
(4) Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

SCHEDULE V
BLACK KNIGHT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In millions)

Reconciliation of Revenues to Adjusted Revenues

	Three months ended March 31,
	2019	2018
Revenues	$283.1	$270.3
Deferred revenue purchase accounting adjustment	0.1	0.9
Adjusted Revenues	$283.2	$271.2

Reconciliation of Net earnings to Adjusted EBITDA

	Three months ended March 31,
	2019	2018
Net earnings	$39.3	$42.7
Depreciation and amortization	56.9	51.4
Interest expense, net	15.0	12.8
Income tax expense	10.7	12.5
Other expense, net	0.3	0.2
EBITDA	122.2	119.6
Deferred revenue purchase accounting adjustment	0.1	0.9
Equity-based compensation (1)	13.9	8.1
Debt and/or equity offering expenses	—	0.5
Spin-off related transition costs	—	0.8
Acquisition-related costs	0.9	—
Adjusted EBITDA	$137.1	$129.9
Adjusted EBITDA Margin	48.4%	47.9%
________________________
(1) Includes accelerated recognition of equity-based compensation expense of $1.9 million for the three months ended March 31, 2019.

SCHEDULE V (CONTINUED)
BLACK KNIGHT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share data)

Reconciliation of Net earnings to Adjusted Net Earnings

	Three months ended March 31,
	2019	2018
Net earnings	$39.3	$42.7
Depreciation and amortization purchase accounting adjustment	23.3	21.5
Deferred revenue purchase accounting adjustment	0.1	0.9
Equity-based compensation (1)	13.9	8.1
Debt and/or equity offering expenses	—	0.5
Spin-off related transition costs	—	1.0
Acquisition-related costs	0.9	—
Legal and regulatory matters	0.2	0.1
Income tax expense adjustment	(11.8)	(10.7)
Adjusted Net Earnings	$65.9	$64.1

Adjusted EPS	$0.44	$0.43
Weighted Average Adjusted Shares Outstanding	148.2	149.2
________________________
(1) Includes accelerated recognition of equity-based compensation expense of $1.9 million for the three months ended March 31, 2019.